                                                                     Exhibit 23


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in:

     (i)  Registration Statement No. 2-98602 (1985 Stock Option Plan) on Form
          S-8;

    (ii) Registration Statement No. 33-36586 (1990 Fleming Stock Option Plan) on Form S-8;

   (iii) Registration Statement No. 33-56241 (Dividend Reinvestment and Stock Purchase Plan) on Form S-3;

    (iv) Registration Statement No. 333-11317 (1996 Fleming Incentive Stock Option Plan) on Form S-8;

     (v) Registration Statement No. 333-35703 (Senior Subordinated Notes) on Form S-4;

    (vi) Registration Statement No. 333-28219 (Associate Stock Purchase Plan) on Form S-8;

   (vii) Registration Statement No. 333-80445 (1999 Stock Incentive Plan) on Form S-8;

  (viii) Registration Statement No. 333-89375 (Consolidated Savings Plus and Stock Ownership Plan) on Form S-8;

of our report dated February 18, 1999 appearing in this Annual Report on Form 10-K/A of Fleming Companies, Inc. for the year ended December 26, 1998.

DELOITTE & TOUCHE LLP

Oklahoma City, Oklahoma
February 9, 2000